                                                       Exhibit B2

NEES ENERGY, INC.
Statement of Income and Accumulated Deficit (Thousands of Dollars) For the Twelve Months ended March 31, 1997
(Unaudited, Subject to Adjustment)



INCOME


  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(2,726)
                                                          =======

EXPENSES
  Other operating expenses                                  1,105
  Federal income tax                                       (1,474)
                                                          -------
                                                             (369)
                                                          -------
Net income/(loss)                                          (2,357)

Retained earnings at beginning of period                             0
                                                          -------

Accumulated deficit at end of period                      $(2,357)
                                                          =======